Exhibit 23.1

Consent of independent accountants
We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-49965, 33-57104, 33-64261, 333-14959, 333-14959-01, 333-14959-02, 333-14959-03, 333-16773, 333-19719, 333-22437, 333-36587, 333-36587-01, 333-36587-02, 333-36587-03, 333-37567, 333-37567-02, 333-37567-03, 333-42807, 333-52826, 333-56573, 333-59304, 333-68500, 333-68500-01, 333-68500-02, 333-68500-03, 333-68500-04, 333-70639, 333-83749, 333-94393, 333-71876

and 333-107207) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-40272, 33-40675, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547, 33-62453, 33-63833, 333-02073, 333-07941, 333-15281, 333-22451, 333-47350, 333-73119, 333-92217, 333-92737, 333-31634, 333-31656, 333-31666, 333-64476 and 333-83789) of J.P. Morgan Chase & Co. or affiliates of our report dated January 20, 2004 appearing on page 81 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 18, 2004

153